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                                                                    EXHIBIT 32.1

                                 CERTIFICATIONS

      The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the period ended September 29, 2006 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

      Dr.F. Patrick Smith, the Chief Executive Officer and James E. Condon, the Chief Financial Officer of Tekni-Plex, Inc., each certifies that, to the best of his knowledge:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tekni-Plex, Inc.

Date: November 13, 2006

                                           /s/ F. Patrick Smith
                                           -----------------------------------
                                           Name: Dr. F. Patrick Smith
                                           Chief Executive Officer

                                           /s/ James E. Condon
                                           -----------------------------------
                                           Name: James E. Condon
                                           Chief Financial Officer

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